SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                          Date of Report: July 9, 2002
                       (Date of earliest event reported)


                             NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)



     New York                    000-25831               11-2208052
  (State or other              (Commission              (IRS Employer
  jurisdiction of               File Number)             Identification
  incorporation)                                           Number)


    One Corporate Drive, Suite 103, Bohemia, New York       11716
   (Address of principal executive offices)               (Zip Code)



Registrant's telephone number including area code       (631) 589-8275


______________________________________________________________________________
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets

     (a) On July 9, 2002, Registrant, through its wholly owned subsidiary, NetWolves Acquisitions, Inc., acquired all of the outstanding capital stock of Norstan Network Services, Inc. pursuant to a Stock Purchase Agreement dated as of January 30, 2002, as amended, among Norstan, Inc. ("Seller") and Norstan Network Services, Inc., both Minnesota corporations, Registrant, a New York corporation, and NetWolves Acquisitions, Inc., a Delaware corporation. The Registrant paid to Seller $7,500,000, $3,750,000 of which was paid in cash on or prior to closing and $3,750,000 is payable under the term of a non-interest bearing promissory note due July 9, 2003. The purchase price was determined through arms' length negotiations. The $3,750,000 in cash paid by Registrant to Seller was primarily obtained through equity financing and to a lesser extent from working capital.

     (b) The leased facility of Norstan Networks Services, Inc. was used by it in the conduct of its business of providing multiple source long-distance telephone services and related consulting and professional services, and the Registrant intends to continue such operations in the same location.

     A press release ("Press Release") was released by Registrant on July 11, 2002.

     The Stock Purchase Agreement, Amendment Agreement and Press Release are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and each is incorporated herein by reference in its entirety. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

99.1 Stock Purchase Agreement dated as of January 30, 2002 among Norstan,  Inc.,
     Norstan  Network  Services,   Inc.,  NetWolves  Corporation  and  NetWolves
     Acquisitions, Inc.

99.2 Amendment Agreement dated as of April 30, 2002 among NetWolves Corporation, NetWolves Acquisition, Inc., Norstan Network Services, Inc. and Norstan, Inc.

99.3 Press Release issued by NetWolves Corporation on July 11, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NETWOLVES CORPORATION

                                         By:  /s/ Walter M. Groteke
                                             --------------------------
                                              Walter M. Groteke
                                              Chairman of the Board


Dated:  July 24, 2002